EXHIBIT 2


                     CONTRACT AMENDMENT NO. 1


           THIS INSTRUMENT is entered as of 31st day of October, 1996 by SB Motel Richmond Corp., SB Motel Durham-Research Triangle Park Corp., SB Motel Cary Corp., SB Motel Statesville Corp., SB Motel Wilmington Corp., SB Motel Columbia Corp., SB Motel Charleston Corp., SB Motel Albany Corp., SB Motel Virginia Beach Corp., SB Motel Durham-Duke Corp., SB Motel Raleigh Corp., and SB Motel Charlotte I-85 Corp. (collectively, "Sellers"), Hudson Hotel Properties Corp. ("Purchaser") and Hudson Hotels Corporation ("Hudson").

           WHEREAS, Purchaser entered into an Agreement of Purchase and Sale dated September 27, 1996 (the "Agreement") with
Sellers covering twelve properties in the States of North
Carolina, South Carolina, Georgia and Virginia (collectively, the
"Premises"); and

           WHEREAS, Hudson, Sellers and Purchaser desire to amend
Sections 3.1, 3.2, 15.7 and 16.10 of the Agreement as set forth below. All terms not defined herein shall have the meanings ascribed to them in the Agreement.

           NOW THEREFORE, Hudson, Sellers and Purchaser hereby agree that the Agreement is hereby amended as follows:

1. Section 3.1 of the Agreement is hereby amended to extend the Feasibility Period from October 31, 1996 to and including November 15, 1996. Hudson, Sellers, and Purchaser agree that none of the terms, conditions and covenants of the Agreement have been waived, except that Hudson and Purchaser hereby acknowledge their approval of and satisfaction with the following due diligence matters:

      a.   Property Appraisals.

      b. Financial Statements and Audited Financials for the Premises.

      c. Engineering and Site Inspection Reports, provided, however, that Hudson, Sellers and Purchaser acknowledge and agree that to the extent any of work agreed to by Sellers in a letter dated October 15, 1996, a copy of which is attached hereto and incorporated herein by reference as Exhibit "A", is not completed prior to Closing, Hudson and Purchaser shall be entitled to a closing adjustment the cost of such uncompleted work.

      d. Environmental, with the exception of the Columbia, South Carolina property, for which property Purchaser has requested further information and reserves its right to object upon receipt and review of such information.


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2.    Section 3.2 of the Agreement is hereby deleted in its
      entirety and replaced with the following: "If Purchaser shall terminate this Agreement as permitted pursuant to
      Section 3.1 on or before the last day of the Feasibility Period, then Purchaser shall be entitled to refund of the Deposit less $50,000, and Sellers shall be entitled to immediate payment from Escrow Agent of such $50,000 portion of the Deposit as option money and consideration for the Feasibility Period and the opportunity to conduct due diligence on the Premises during the Feasibility Period."

3. The Closing Date shall not be affected by the extension hereunder of the Feasibility Period.

4. Sellers hereby withdraw its Cure Notice dated October 28, 1996 in its entirety (without prejudice to its right to resubmit a Cure Notice at least three days prior to the expiration of the Feasibility Period, as hereby extended, and that Section 4.1 of the Agreement is hereby amended to reflect the foregoing), such that the Cure Notice is null and void and of no force and effect.

5.    Section 15.7(a) is hereby amended to delete "within five
      (5) Business Days after the expiration of the Feasibility
      Period," and replace it with "by November 7, 1996,".

6. Section 15.7(b) is hereby amended to delete the last sentence in its entirety and replace it with "Sellers agree to indicate to Purchaser by November 7, 1996 whether they will request a Sellers Nominee to be placed on the Board immediately following Closing."

7. Section 16.10 is deleted in its entirety and replaced by the following:

      "It shall be a condition precedent to the obligation of Sellers to Purchaser hereunder that Hudson shall have satisfied each and all of the obligations of Hudson hereunder at Closing. Notwithstanding anything to the contrary herein, Purchaser shall have no liability for the representations and warranties of, nor obligation to fulfill or perform any of the covenants or obligations of Hudson which arise hereunder, under the Note, for the registration of the Shares, or otherwise."

8. Hudson, Sellers and Purchaser acknowledge and agree that, except as modified by this Contract Amendment No. 1, all other terms and conditions of the Agreement shall remain in full force and effect, including, but not limited to, Purchaser's right to terminate the Agreement at any time prior to the expiration of the Feasibility Period by delivery of a Termination Notice, if Purchaser is

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      dissatisfied with any aspect of the Premises in Purchaser's sole discretion.



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           IN WITNESS WHEREOF, the parties have hereunto set
their hands as of the date first set forth above.

                                    SB Motel Albany Corp.

                                    By: \s\ John P. Buza
                                       ----------------------
                                          John P. Buza
                                          Vice President

                                    SB Motel Charleston Corp.

                                    By: \s\ John P. Buza
                                       ----------------------
                                          John P. Buza
                                          Vice President

                                    SB Motel Columbia Corp.

                                    By: \s\ John P. Buza
                                       ----------------------
                                          John P. Buza
                                          Vice President

                                    SB Motel Richmond Corp.

                                    By: \s\ John P. Buza
                                       ----------------------
                                          John P. Buza
                                          Vice President

                                    SB Motel Virginia Beach Corp.

                                    By: \s\ John P. Buza
                                       ---------------------
                                          John P. Buza
                                          Vice President

                                    SB Motel Cary Corp.

                                    By: \s\ John P. Buza
                                       ---------------------
                                          John P. Buza
                                          Vice President

                                    SB Motel Charlotte I-85 Corp.

                                    By: \s\ John P. Buza
                                       ---------------------
                                          John P. Buza
                                          Vice President

                                    SB Motel Durham-Duke Corp.

                                    By: \s\ John P. Buza
                                       --------------------
                                          John P. Buza
                                          Vice President




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                                    SB Motel Durham-Research
                                    Triangle Park Corp.

                                    By: \s\ John P. Buza
                                       -------------------
                                          John P. Buza
                                          Vice President

                                    SB Motel Raleigh Corp.

                                    By: \s\ John P. Buza
                                       -------------------
                                          John P. Buza
                                          Vice President

                                    SB Motel Statesville Corp.

                                    By: \s\ John P. Buza
                                       -------------------
                                          John P. Buza
                                          Vice President

                                    SB Motel Wilmington Corp.

                                    By: \s\ John P. Buza
                                       -------------------
                                          John P. Buza
                                          Vice President

                                    Hudson Hotels Properties Corp.

                                    By: \s\ E. Anthony Wilson
                                       ----------------------
                                          E. Anthony Wilson
                                          Chairman

                                    Hudson Hotels Corporation

                                    By: \s\ E. Anthony Wilson
                                       ----------------------
                                          E. Anthony Wilson
                                          Chairman and President

                               Escrow Agent is executing this
                               Contract Amendment No.1 solely to
                               acknowledge its continued
                               obligations as Escrow Agent

                               Lawyers Title Insurance Corporation

                               By:_______________________
                               Its:




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